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                                                                   Exhibit 10(1)
                                 AMENDMENT TO
                             THE MEAD CORPORATION
                        CORPORATE ANNUAL INCENTIVE PLAN
                                     2001

     WHEREAS, The Mead Corporation maintains The Mead Corporation Corporate Annual Incentive Plan 2001 (the "Plan") and amendment of the Plan is now deemed to be desirable;

     NOW, THEREFORE, the Plan be, and it hereby is, amended as follows:

1. Effective August 24, 2001, the last sentence of the first paragraph of Attachment 1 to the Plan is deleted.

2. Effective August 28, 2001, the following new second paragraph shall be inserted after the first paragraph of Attachment 1 to the Plan:

     "The Corporation having entered into an Agreement and Plan of Merger dated as of August 28, 2001, with MW Holding Corporation, Michael Merger Sub, Westvaco Corporation, and William Merger Sub (the "Merger Agreement"), any Change in Control which would otherwise occur in accordance with the provisions of this Attachment 1 upon any approval by the shareholders of the Corporation of the Merger Agreement shall, for all purposes of the first paragraph of this Attachment 1 be deemed to occur instead at the Effective Time (as defined in the Merger Agreement). Further, any pro-rata award for the Change-in-Control Performance Period which, pursuant to clause (iii) of such first paragraph, thereby becomes payable immediately after the Effective Time shall be based on the level of actual achievement of the payout factors calculated by the funding formula through the Effective Time and not on any participant's individual incentive target."

     EXECUTED at Dayton, Ohio this 7th day of November, 2001.

                                       THE MEAD CORPORATION



                                       By: /s/ A. ROBERT ROSENBERGER
                                           --------------------------
                                           Its: Vice President (Human Resources)

ATTEST:


/s/ DAVID L. SANTEZ
-------------------
Assistant Secretary